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                                     EXHIBIT 10.4

    Agreement regarding Assignment of Invention and Patent, dated June 12, 1996, between Robert H. Leslie and the Company

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                                      AGREEMENT


    THIS AGREEMENT (the "Agreement") is executed this 12th day of June, 1996, by and between ROBERT H. LESLIE, an adult resident of Minnesota ("Leslie"), and INTERNATIONAL BUILDING CONCEPTS, LTD., a Minnesota corporation (the "Company").

                                   R E C I T A L S:

    A. Pursuant to an Assignment of Invention and Patent, a copy of which is attached hereto as EXHIBIT A, Leslie has agreed to assign to the Company all of his right, title and interest in and to that certain invention disclosed and claimed in the application for United States Letters Patent, filed on February 7, 1996, under Application Number 60/011,265 and entitled "MONOLITHIC SHELTER" (the "Patent").

    B. The parties desire to confirm Leslie's assignment of the Patent, as well as the Company's acceptance thereof and consideration therefor, including a license of the Patent to Leslie.

    NOW, THEREFORE, in consideration of the recitals and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

    1. CONFIRMATION OF ASSIGNMENT. By execution hereof, Leslie confirms that he has assigned to the Company, and hereby does assign to the Company, all of his right, title and interest in and to the Patent, subject to the terms and conditions hereof.

    2. CONFIRMATION OF ACCEPTANCE. By execution hereof, the Company confirms that it has accepted, and hereby does accept, Leslie's assignment of all of his right, title and interest in and to the Patent, subject to the terms and conditions hereof.

    3. CONSIDERATION FOR ASSIGNMENT. In consideration for Leslie's assignment of all of his right, title and interest in and to the Patent, the sufficiency of which consideration Leslie hereby acknowledges, the Company hereby agrees (i) to enter into that certain Employment Agreement with Leslie, dated the date hereof, and (ii) to grant Leslie the license to the Patent set forth in Section 4 below.

    4. NONEXCLUSIVE, ROYALTY-FREE LICENSE OF THE PATENT. In connection with Leslie's assignment of the Patent, the Company agrees to grant Leslie a perpetual, nonexclusive, royalty-free, worldwide license to manufacture, use, sell and otherwise exploit the invention and technology described in the Patent for its remaining term, including any extension or renewal thereof (the "License"), subject to the following limitations:

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         a.   COMMENCEMENT OF THE LICENSE.  The License shall take effect only upon the occurrence of any of the following events:

         i.   the dissolution of the Company;

         ii.  the bankruptcy or insolvency of the Company;

         iii. the filing by the Company of a petition for bankruptcy or insolvency;

         iv. the filing of any other petition based upon the alleged bankruptcy or insolvency of the Company which is not dismissed within ninety (90) days after filing;

         v.   an assignment by the Company for the benefit of creditors; or

         vi. the appointment of a receiver for the Company over any of its assets.

         b. LIMITATION ON TERRITORY. The License shall not apply to, and shall have no force or effect in, any territories for which the Company has granted or heretofore grants another person or entity an exclusive license to manufacture, use, sell and otherwise exploit the invention and technology described in the Patent for the term stated in such other license. The Company shall keep Leslie apprised at all times of any and all such other licenses.

    5. FURTHER ASSURANCES. The parties each agree to complete, execute and deliver any additional instruments and to take any further action reasonably required or appropriate to consummate the transactions contemplated in this Agreement.

    6. INVALIDITY. If for any reason any term or provision of this Agreement shall be declared void and unenforceable by any court of law or equity, or shall not be able to be performed by reason of any state or federal regulation, law or ordinance, it shall only affect such particular term or provision of this Agreement and the balance of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

    7. NOTICES. The parties hereto shall keep each other apprised of their addresses until all of the obligations arising under this Agreement have been discharged. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed, by registered mail, first-class postage paid, return receipt requested, or any other delivery service with proof of delivery.

    8. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but shall not be assignable, by operation of law or otherwise, by either party hereto without the prior written consent of the other party.

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    9.   COMPLETE AGREEMENT.  This Agreement is the complete and exclusive statement of the agreement between the parties and supersedes and merges all prior understandings and agreements, oral or written, relating to the subject matter of this Agreement.

    10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                           _____________________________________
                                           Robert H. Leslie


                                           INTERNATIONAL BUILDING CONCEPTS, LTD.


                                           By:__________________________________
                                              Title:____________________________